THIS DISTRIBUTION AGREEMENT is made and dated for reference effective of the 20th day of January 1999.

BETWEEN:

                  ASIAN PACIFIC COMPANY LTD.

                  (the "Distributor")


                  OF THE FIRST PART


AND:
                  UNITED DIGITAL COMMUNICATIONS LIMITED

                  (the "Producer")


                  OF THE SECOND PART


WHEREAS:


A. The Producer has developed a unique and useful portable palm-type computer called the "Pulselink 1000". The "Pulselink 1000" can provide real time stock quotations with charts and which can also be used a pager, daytime organizer, address book and calculator.

B. The Distributor desires to obtain the non-exclusive right to distribute and market the Pulselink 1000 (the "Product") in the United States of America and Canada (the "Area");

C. The Producer has agreed to grant and the Distributor desires to obtain the rights from the Producer (collectively the "Rights") with respect to the Product or in respect of any invention or discovery by the Producer of any product or device similar in design and/or function to, or designed or appropriate for use with, or improving on the Product for the distribution and sale of the Product (including the Pulselink 1000 as it may be improved in the future and any product or device similar in design and/or function, or improving on the Pulselink 1000) throughout the Area;

D. In order to maintain the Rights in good standing in accordance with the terms of the Agreement the Distributor will be required to purchase at least $250,000 worth of the Product from the Producer during the first year term of this Agreement, and should the Distributor fail to purchase at least $250,000 worth of the Product during the initial term of this Agreement then the Distributor shall have thereby, without any further act, immediately terminated its Rights under this Agreement and, thereupon, the parties hereto acknowledge and agree that all residual and contingent rights and obligations of both parties under the terms of this Agreement shall also immediately terminate;

E. In order to maintain the Rights in good standing in subsequent years, the Producer and Distributor agree to set amounts to be purchased (the "Target") no later than January 1 of each subsequent year the Agreement is in effect.

F. If the Producer and Distributor fail to agree to Target, for the term of this Agreement, the Target will be set at a level 25% higher than that of the previous calendar year.

G. The Distributor acknowledges that the Rights to market and distribute the Product are unique and valuable assets of the Producer; and

H. The parties hereto wish to commit to writing the terms, covenants and conditions of their respective rights and duties with respect to the aforesaid.

NOW THEREFORE THIS AGREEMENT WITNESSETH that is consideration of the mutual covenants and agreements herein contained, and subject to the terms and provisions hereinafter set out, the parties hereto covenant and agree each with the others as follows:

                                    ARTICLE 1

                                      GRANT

1.1      GRANT OF RIGHTS

         The Producer hereby grants to the Distributor the Rights during the continuance of this Agreement to distribute and market the Product, within the Area, using the Product and such other items as the Producer may hereafter offer for sale in connection with the Product.



                                    ARTICLE 2

                             DISTRIBUTION AND SUPPLY


2.1      SUPPLY AND PRICING OF THE PRODUCT

         The Product will be supplied by the Producer to the Distributor, at prices published by the Producer from time to time, on the following basis:

         (A) The Distributor shall be responsible for and shall pay all taxes or levies payable, if applicable, in connection with the sale of the Product;

         (B) Discount of 40% of the published prices will be provided to the Distributor;

         (C) The Producer shall be required to advise the Distributor at least thirty days before any proposed increase in the price of the Product and associated products to be charged by the Producer to the Distributor under the terms of this Agreement;

         (D) Subject to delays beyond the control of the Producer, shipment of the Distributor's order shall be made by the Producer within thirty days of the receipt of a purchase order from the Distributor with respect to the supply of the Product and associated products;

         (E) All shipments of the Product and associated products to the Distributor shall be delivered by the Producer to the Distributor at the Distributor's designated place of business, factory or warehouse located in the Area and such shipment shall only be FOB such designation if such shipment has an invoiced price in excess of $10,000; and

         (F) All purchase order given by the Distributor to the Producer at the time of delivery of Product shall be accompanied for each such order by payment in either cash or by certified cheque, money order or bank draft unless otherwise agreed to between the parties hereto. There shall be no term of credit advanced from the Producer to the Distributor unless the same is agreed upon by the parties hereto in writing.



2.2      Delay

         The Producer shall not be liable for any delays in delivery beyond the control of the Producer, and shall endeavor to meet any delivery date requested by the Distributor.


2.3      Risk

         Except with respect to the Product and associated products which is found to be defective or with respect to damage which is caused to such Product in transport and outside the control of the Distributor, all the Product and associated products shipped by the Producer to the Distributor shall be at the risk of the Distributor following shipment from the location or locations specified by the Producer in paragraph "2.1(E)" hereinabove.

2.4      Warranties, Etc.

         Any warranty, terms of sale or other promises made by the Distributor to a customer of the Distributor, or to any other person, which is not included in the Producer's warranty shall be the Distributor's responsibility to fulfill, and the Producer shall have and take no obligation or responsibility to the Distributor or its customers with respect to the same.


                                    ARTICLE 3

                NAME OF THE PRODUCER'S SYSTEM AND OF THE PRODUCT

3.1      Ownership of Trade Marks

         The distributor agrees that the trade mark and/or trade name "Pulselink 1000", other trade marks or trade names used in connection with the Producer's business are owned by the Producer and identify the wares and services produced and performed by the Producer. Neither this Agreement nor the operation of the distribution business contemplated by this Agreement confers or shall be deemed to confer upon the Distributor any interest in the trade marks or trade names now or hereafter owned or adopted by the Producer (the "Producer's Trade Marks") including, without limiting the generality of the foregoing, the trade mark and/or trade name.

3.2      Prohibition against Disputing Producer's Rights

         The Distributor covenants and agrees not to, during or after the term of this Agreement, contest the title to the Producer's trade Marks, in any way dispute or impugn the validity of the Producer's Trade Marks or take any action to the detriment of the Producer's interest therein. The Distributor acknowledges that by reason of unique nature of the Product and the Producer's aforesaid property rights and by reason of the Distributor's knowledge of and association with the Product and associated products during the term hereof, the aforesaid covenant, both during the term of this Agreement and thereafter, is reasonable and commensurate for the protection of the legitimate business interests of the Producer.

3.3.     Infringement of Trade Marks

         The Distributor shall immediately notify the Producer of any infringement of or challenge to the Producer's use of any of the Producer's Trade Marks as soon as it shall become aware of the infringement challenge.





                                    ARTICLE 4

                    DISTRIBUTOR IS INDEPENDENT AND NOT AGENT


4.1      Independent Contractor

         The Distributor shall be an independent contractor and not an employee of the Producer, and the Producer assumes no obligations, contractual or otherwise, existing or which may arise with respect to the Distributor's operations. Nothing contained herein shall constitute a partnership or joint venture between the parties hereto, and all sales made by the Distributor shall be in the Distributor's name without reference to the Producer if deemed so.

4.2      Distributor not Agent

         The Distributor shall have no right to pledge the credit of the Producer, and the Distributor is not, and shall not describe itself as, the agent of the Producer or the manufacturer of any of the Product.


                                    ARTICLE 5

                              DURATION OF AGREEMENT

5.1      Commencement

         The Agreement shall be effective as and from the date of execution hereof.

5.2      Expiration

         Subject to earlier termination for failure to meet Target, the Agreement will expire on the 10th anniversary of the date of execution of this Agreement.


5.3      The First Year

         For the purpose of this Agreement, the first year is defined as January 1, 1999 to December 31, 1999.

5.4      Subsequent Years

         Subsequent years will mean calendar year starting on January 1,2000.





                                    ARTICLE 6

                            CERTAIN COST OF PRODUCER

6.1      Cost Related to Assistance

         Where the Producer provides training or sales promotion assistance within the Area at the Distributor's request, the Distributor shall pay to the Producer the Producer's actual costs incurred in connection therewith.

                                    ARTICLE 7

               ADDITIONAL COVENANTS AND AGREEMENTS OF THE PRODUCER


7.1      Producer will Supply

         The Producer agrees to supply the Product and associated products to the Distributor, upon the request of the Distributor, pursuant to the terms of this Agreement.


7.2      Product Liability Insurance

         If required, the Producer agrees to provide to the Distributor, not more frequently than annually and upon the Distributor's written request to do so, with evidence of product liability insurance.


                                    ARTICLE 8

             ADDITIONAL COVENANTS AND AGREEMENTS OF THE DISTRIBUTOR

8.1      Restriction to Area

         The Distributor covenants and agrees with the Producer that the Distributor will not at any time deal in the Product and associated products or sell or solicit sale for the Product and associated products except within the Area agree upon.


8.2      Standards of Operation, Record, Etc

         During the currency of this Agreement the Distributor shall:

         (A) Maintain a proper place of business, including a telephone answering service, easily accessible to purchasers or potential purchasers of the Product and associated products form the Distributor during normal business hours in different time zones;

         (B) Service the Product and associated products at all distribution locations in the Area efficiently and at reasonable and competitive rates, such services to include attending each distribution location at least once every month unless otherwise agreed to in writing by the Producer;

         (C) Maintain sufficient stock to service and properly replace all of the Product and associated products sold by the Distributor; and

         (D) Make diligent efforts to sell the Product and associated products within the Area.

8.3      Claims Etc. against the Producer

         The Distributor hereby covenants and agrees to indemnify and save harmless the Producer from and against all claims, demands, damage, loss, costs and expense incurred by reason of any act, neglect, default or representation of or by the Distributor, its employees or otherwise arising in connection with the use and employment of the Product and associated products or the sales of the Product and associated products, save where the same is caused solely by the act or omission of the Producer.


                                    ARTICLE 9

                                   ASSIGNMENT

9.1      Assignment by Distributor

         The Distributor shall not assign this Agreement or any rights hereunder in whole or in part unless it shall have first requested and obtained the consent in writing of the Producer to such proposed assignment.

9.2      Assignment by Producer

         This Agreement and all rights hereunder may be assigned or transferred by the Producer at any time provided that the Producer's assignee agrees to expressly honor the terms and conditions of this Agreement.

9.3      Deemed Assignment

         The change in control of the Distributor shall be deemed to be an assignment of this Agreement and therefore subject to paragraph 9.1 hereinabove.


                                   ARTICLE 10

                                 INDEMNIFICATION

10.1 In consideration of the premises and as an inducement to the Producer to enter into this Agreement with the Distributor, the Distributor does hereby covenant and agree with the Producer:

         (A) To make the due and punctual payment of all monies and charges payable under this Agreement;

         (B) To effect prompt and complete performance of all and singular the terms, covenants, conditions and provisions of this Agreement contained on the part of the Distributor to be kept, observed and performed; and

         (C) To indemnify and save harmless the Producer from any loss, costs or damages arising out of any failure to pay monies and charges due under this Agreement to the Producer and/or the failure of the Distributor to perform any of the terms, covenants, conditions and provisions hereof.

10.2 This indemnity is absolute and unconditional and the obligation of the Distributor shall not be released, discharged, mitigated, impaired or affected by:

         (A) Any extension of time, indulgences or modifications which the Producer may extend or make the Distributor in respect of the performance of any of the obligations of the Distributor under any one or more of the provisions of this Agreement;

         (B) Any waiver by or failure of the Producer to enforce any of the terms, covenants, conditions and provisions of this Agreement;

         (C) Any assignment of this Agreement or its rights hereunder by the Distributor or by any trustee, receiver or liquidator, or

         (D) Any consent which the Producer may give to any such assignment.



                                   ARTICLE 11

                             DEFAULT AND TERMINATION

11.1     Default of Distributor

         This Agreement may be terminated, at the sole option of the Producer, without prejudice to any other right or remedy of the Producer herein or existing at law, upon the happening of any of the following events.

         (A) The failure of the Distributor to effect prompt and complete performance, within sixty days of written notice from the Producer to do so, of all and singular the terms, covenants, conditions and provisions in this Agreement contained on the part of the Distributor to be kept, observed and performed; or

         (B) The Distributor ceasing to carry on business or threatening to cease carrying on business.




11.2     Default by Producer

         Where the Producer has failed, following sixty days' written notice from the Distributor to do so, to effect prompt and complete performance of all and singular the terms, covenants, conditions and provisions in this Agreement contained on the part of the Producer to be kept, observed and performed, the Distributor may at its sole option terminate this Agreement.


                                   ARTICLE 12

                               GENERAL PROVISIONS

12.1     Notices

         All notices, directions, or other instruments required to be given hereunder shall be in writing and may be given by mailing the same by prepaid registered mail or delivering the same to the party entitled to receive the same at its address as indicated on the front pages of this Agreement, or at such other address as a party hereto may in writing advise. Any notice, direction or other instrument aforesaid if delivered shall be deemed to have been given or made on the third business day following the day on which it was mailed. During the period of any mail strike notices shall only be given by personal delivery.

12.2     Time of Essence

         Time shall be of essence of this Agreement

12.3     Successor and Assigns

         This Agreement shall ensure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors, the assigns of the Producer and the permitted assigns of the Distributor.

12.4     Entire Agreement

         This instrument contains the entire agreement of the parties hereto and no representations, inducements, promises or agreements not embodied herein shall be of any force or effect, unless the same are set forth in writing signed by the parties hereto.

12.5     Invalid Provisions

         Should any part of this Agreement for any reason be declared invalid or unenforceable, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid or unenforceable portion thereof eliminated.

12.6     Applicable Law

         This Agreement shall be construed in accordance with the laws of the Province of British Columbia.

12.7     Number and Gender

         All terms and words used in this Agreement, regardless of the number and gender in which they are used, shall be deemed and construed to include any other numbers, singular or plural, and any other gender, masculine, feminine or neuter, or body corporate, as the contest or sense of this Agreement may so require.

12.8     Captions

         The captions appearing in this Agreement are inserted for convenience of reference only and shall not effect the interpretation of this Agreement.



IN WITNESS WHEREOF, the undersigned has executed this Agreement this 20th day of January 1999.




ASIAN PACIFIC COMPANY LTD.




-----------------------------
Per: Authorized Signatory




UNITED DIGITAL COMMUNICATION LIMITED



-----------------------------
PER: AUTHORIZED SIGNATORY





         ADDEMDUM  TO DISTRIBUTION AGREEMENT



BETWEEN:

                  ASIAN PACIFIC COMPANY LTD.

                  (the "Distributor")


AND:              UNITED DIGITAL COMMUNICATIONS LIMITED
                  (the "Producer")


dated January  20, 1999.


1. This Addendum forms part of the aforementioned Distribution Agreement, and terms defined therein have the same meaning in this Addendum.

2.       The Distributor and Producer hereby agree as follows:

                  The requirement for the Distributor to purchase at least $250,000 worth of product from the Producer during the first year of the aforesaid Agreement shall be extended to the subsequent year, which means the calendar year starting on January 1, 2000.

Recital E on the first page is amended to waive the obligation to purchase $250,000 of product during the first contract year, i.e., prior to December 31, 1999, and such obligation is hereby imposed for the calendar year ending December 31, 2000.


Dated this 30th day of December, 1999


ASIAN PACIFIC COMPANY LTD.


-------------------------
Per: Authorized Signatory


                          UNITED DIGITAL COMMUNICATIONS LIMITED


-------------------------
Per: Authorized Signatory







                          SECOND ADDENDUM TO DISTRIBUTION AGREEMENT



BETWEEN:

                  ASIAN PACIFIC COMPANY LTD.

                  (the "Distributor")



AND:              UNITED DIGITAL COMMUNICATIONS LIMITED
                  (the "Producer")


dated January 20 1999.


1. This Second Addendum forms part of the aforementioned Distribution Agreement, and terms defined therein have the same meaning in this Addendum.

2.       The Distributor and Producer hereby agree as follows:

                  The requirement for the Distributor to purchase at least $250,000 worth of product from the Producer during the year ending 2000 of the aforesaid Agreement shall be extended until September 2003, and may be renewed for successive one-year terms if both parties agree.




Dated this 1st day of May, 2000

ASIAN PACIFIC COMPANY LTD.


-------------------------
Per: Authorized Signatory


         UNITED DIGITAL COMMUNICATIONS LIMITED


-------------------------
Per: Authorized Signatory